Exhibit 99.1

Contact:	For news media: Joe Scopelliti of PPL Susquehanna, 1-866-832-4474
For financial analysts: Joseph P. Bergstein, 1-610-774-5609

PPL Susquehanna nuclear plant plans unit shutdown for additional turbine inspection
New data supports company's systematic approach to address turbine blade cracking

BERWICK, Pa.  (October 5, 2012) -- PPL's Susquehanna nuclear power plant has reduced electricity output on both of its generating units and is preparing for a planned shutdown of the Unit 1 reactor later this month for additional turbine inspection, as the company looks to confirm data provided by new instrumentation that could lead to finalization of a plan to resolve the issue of turbine blade cracking that was first identified in 2011.
Pending the outcome of the Unit 1 inspection, PPL Susquehanna will determine whether a similar inspection of the Unit 2 turbine is warranted.
During the upcoming Unit 1 outage, workers will inspect turbine blades for any indications of cracking similar to what had been discovered previously on the Unit 1 and 2 turbines.
"Maintaining our margins of safety is the top priority," said Timothy S. Rausch, PPL Susquehanna senior vice president and chief nuclear officer.  "Consistent with best practices in the nuclear power industry, we've been very systematic and deliberate in our approach to this issue, from conducting periodic inspections to replacing turbine blades when appropriate and installing diagnostic equipment to monitor for conditions that may lead to cracking.
"As a result of these efforts and our ongoing, detailed engineering analysis, we are in the final stages of verifying the causes of the cracking and implementing both short-term and long-term measures to resolve the cracking issues," Rausch said.
One short-term action PPL Susquehanna has taken was to lower the operating power level of both units at least until inspection of the Unit 1 turbine is complete. This action reduces the potential for cracking to occur or worsen and maintains the plant's operating safety margin.
PPL Susquehanna will begin to implement turbine modifications that are designed to resolve the turbine blade cracking issue during future scheduled refueling and maintenance outages starting in the spring of 2013.
PPL Corporation announced on Friday (10/5) that the estimated after-tax financial impact of the inspections, which includes reduced energy-sales margins and possible repair expenses, could be in the range of $15 million to $45 million. The company is maintaining its 2012 forecast of $2.15 to $2.45 per share in earnings from ongoing operations.
The Susquehanna plant, located in Luzerne County about seven miles north of Berwick, is owned jointly by PPL Susquehanna LLC and Allegheny Electric Cooperative Inc. and is operated by PPL Susquehanna LLC.
PPL Susquehanna LLC is one of PPL Corporation's generating affiliates. Headquartered in Allentown, Pa., PPL Corporation (NYSE:PPL) owns or controls through its subsidiaries about 19,000 megawatts of generating capacity in the United States, sells energy in key U.S. markets, and delivers electricity and natural gas to about 10 million customers in the United States and the United Kingdom. More information is available at www.pplweb.com.

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Statements contained in this press release, including statements with respect to future earnings and generation operations are "forward-looking statements" within the meaning of the federal securities laws. Although PPL and PPL Energy Supply believe the expectations and assumptions reflected in these forward-looking statements are reasonable, these statements are subject to a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements. Among the important factors that could cause actual results to differ materially from the forward-looking statements are: market demand and prices for energy, capacity and fuel; competition in power markets; the effect of any business or industry restructuring; the profitability and liquidity of PPL Corporation and its subsidiaries; operating performance of plants and other facilities; environmental conditions and requirements and the related costs of compliance, including environmental capital expenditures and emission allowance and other expenses; system conditions and operating costs; development of new projects, markets and technologies; performance of new ventures; asset or business acquisitions and dispositions, and the commitments and liabilities of PPL Corporation and its subsidiaries. Any such forward-looking statements should be considered in light of such important factors and in conjunction with PPL Corporation's and PPL Energy Supply's Form 10-K and other reports on file with the Securities and Exchange Commission.

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